UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 14, 2009

THERAGENICS CORPORATION®
(Exact name of registrant as specified in charter)

Delaware	000-15443	58-1528626
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5203 Bristol Industrial Way
Buford, Georgia 30518
(Address of principal executive offices / Zip Code)

(770) 271-0233
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 8.01	Other Events.

On May 14, 2009, the Board of Directors of Theragenics Corporation (“Theragenics” or the “Company”) revised the Company’s standard director compensation policy to include an annual award of options to purchase 5,000 shares of Theragenics common stock to each director who is not an executive officer of the Company (“non-executive director”).  Prior to this change, the last increase in director compensation was in 2005, with the exception of a small adjustment to the quarterly retainer paid to the Chairmen of the Compensation Committee and Governance Committee. The director options vest ratably on an annual basis over three years from the date of grant.  On May 14, 2009, each non-executive director of the Company received a grant of options to purchase 5,000 shares of Theragenics common stock at an exercise price of $1.02, which was the closing price of the Company’s common stock on the date of grant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAGENICS CORPORATION
(Registrant)

Dated: May 20, 2009	By:	/s/ M. Christine Jacobs
M. Christine Jacobs
Chief Executive Officer

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